Exhibit 99.2

November 9, 2005

Randy Rissman
Leo Capital Holdings, LLC
1101 Skokie Boulevard
Northbrook, IL 60062

Re: 4Kids – Board of Directors

Dear Randy:

        You have advised the Board of Directors (“Board”) of 4Kids Entertainment, Inc. (the “Company”) that after your appointment to the Board of the Company, you may purchase up to Five Percent (5%) of the common stock of the Company. The Board has proposed that as a condition to your appointment to the Board that you agree to enter into the following “standstill” agreement with the Company.

    1.        Standstill.

    (a)        You agree that for a period of five (5) years from the date of this letter (“Standstill Period”), neither you nor any entity controlled by you or in which you have own more than a Five Percent (5%) interest, shall, without the prior written consent of the Board of the Company:

    (i)        in any manner acquire or offer to acquire or agree to acquire from or through any individual, partnership, limited partnership, limited liability company, firm, joint venture, association, joint-stock company, corporation, trust, business trust, unincorporated organization or other entity or government or any department or agency thereof (each, a “Person”), directly or indirectly, by purchase or merger, through the acquisition of control of another Person, by joining a partnership, limited partnership or other “group” (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (“Exchange Act”)) or otherwise, beneficial ownership of any equity securities of the Company, or direct or indirect rights (including convertible securities) or options to acquire such beneficial ownership (or otherwise act in concert with respect to any such securities, rights or options with any Person that so acquires, offers to acquire or agrees to acquire); provided, however, that the foregoing shall not apply to the up to Five Percent (5%) of the common stock of the Company that you may purchase after your appointment to the Board or common stock of the Company that you may acquire pursuant to the exercise of any stock options, restricted stock or other equity based compensation that may be awarded to you by the Board;

    (ii)        propose to enter into, directly or indirectly, any merger, consolidation, recapitalization, business combination, partnership, joint venture or other similar transaction involving the Company or any of its affiliates;

    (iii)        make, or in any way participate in, directly or indirectly, any “solicitation” of “proxies” to vote (as such terms are used in the Regulation 14A promulgated under the Exchange Act), become a “participant” in any “election contest” (as such terms are defined in Rule 14a-11 promulgated under the Exchange Act) or initiate, propose or otherwise solicit stockholders of the Company for the approval of any stockholder proposals; provided, however, that the foregoing shall not apply to you acting in your capacity as a director of the Company with respect to matters approved by a majority of the Board;

    (iv)        form, join, in any way participate in, or encourage the formation of, a group (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any voting securities of the Company except for any such group that does not acquire, offer to acquire or agree to acquire more than five percent (5%) of the common stock of the Company;

    (v)        deposit any securities of the Company into a voting trust, or subject any securities of the Company to any agreement or arrangement with respect to the voting of such securities, or other agreement or arrangement having similar effect;

    (vi)        otherwise act, alone or in concert with others, to seek to control of the Board or the Company;

    (vii)        disclose any intention, plan or arrangement inconsistent with the foregoing; or

    (viii)        advise, assist or encourage any other Persons in connection with any of the foregoing.

2. Miscellaneous

    (a)        Any notices or other communications required or desired to be given hereunder shall be deemed to have been properly given if sent by hand delivery, overnight mail, facsimile or email with an additional copy by regular mail postage prepaid, registered or certified mail, return receipt requested, postage prepaid, to the parties hereto at their addresses first above written, or at such other address as such party may advise the other party in writing from time to time by like notice.

    (b)        This Agreement shall be interpreted, construed and enforced in accordance with the law of the State of New York, applied without giving effect to any conflicts-of-law principles. You irrevocably submit to the exclusive jurisdiction of the federal and state courts located in New York County, New York and acknowledge that such courts are a convenient forum and consent to service of process at your address set forth herein.

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    (c)        You agree that, in the event of an actual or threatened breach of any of the provisions of this Agreement by you, the harm to the Company will be immediate, substantial and irreparable and that monetary damages will be inadequate. Accordingly, you agree that, in such an event, the Company will be entitled to seek equitable relief, including an injunction and an order of specific performance, in addition to any and all other remedies at law or in equity.

    (d)        The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement or the application thereof to any Person or any circumstance is invalid or unenforceable, (i) a suitable and equitable provision shall be substituted therefore in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (ii) the remainder of this Agreement and the application of such provision to other persons, entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

    (e)        This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

    (f)        This Agreement may be executed in several counterparts, each of which, when so executed, shall be deemed to be an original, and such counterparts shall, together, constitute and be one and the same instrument.

    (g)        This Agreement shall be binding on, and shall inure to the benefit of, only the parties hereto, and their respective successors and permitted assigns, and nothing in this Agreement, express or implied is intended to or shall confer upon any Person any right, benefit or remedy of nature whatsoever under or by virtue of this Agreement. No party may assign or delegate any right or obligation hereunder without the prior written consent of the other party. Any assignment of rights or delegation of obligations not in compliance herewith shall be null and void.

        Please confirm that the foregoing satisfactorily sets forth our understanding by signing the enclosed two copies of this letter and returning them to me.

                               Sincerely yours,

4KIDS ENTERTAINMENT, INC. BY: /s/ Samuel R. Newborn Samuel R. Newborn Executive Vice President, General Counsel

Agreed to and Accepted: BY: /s/ Randy O. Rissman Randy O. Rissman